Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Connecticut Premium Income Municipal Fund
33-60542
811-7606


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment
Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

<c> Common and MuniPreferred
shares voting
together as a
class
<c>  MuniPreferred shares voting
 together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
             2,777,559
                          176
   Against
                182,388
                            21
   Abstain
                105,809
                            21
   Broker Non-Votes
                969,482
                       1,046
      Total
             4,035,238
                       1,264



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
             2,783,076
                          176
   Against
                165,450
                            21
   Abstain
                117,230
                            21
   Broker Non-Votes
                969,482
                       1,046
      Total
             4,035,238
                       1,264



To approve the elimination of the
fundamental policy prohibiting
investment in other investment
companies.


   For
             2,774,232
                          176
   Against
                186,289
                            21
   Abstain
                105,235
                            21
   Broker Non-Votes
                969,482
                       1,046
      Total
             4,035,238
                       1,264



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012594.